Exhibit 99.2

Privileged & Confidential Draft

Attorney-Client Work Product / Subject to FRE 408 & Similar Provisions

Subject to Provisions in the Pre-Negotiation Agreement dated April 22, 2020

Preliminary Analysis – Subject to Material Revision

Not for Further Distribution

September 3, 2020

CBL & Associates Properties, Inc.

Term Sheet

FIDENTIAL                                                                                                                       1

© 2020, Ducera Partners LLC / CON

Privileged & Confidential Draft

Attorney-Client Work Product / Subject to FRE 408 & Similar Provisions

Subject to Provisions in the Pre-Negotiation Agreement dated April 22, 2020

Preliminary Analysis – Subject to Material Revision

Not for Further Distribution

Restructuring Term Sheet

9/3/20 Term Sheet
Treatment of Equity Treatment of Notes Treatment of Credit Facility	Principal Amount	~$1.123 billion (combined currently outstanding revolver and term loan amount); to be partially paid down at close of transaction as noted below
	Term	Five-year term, structured as a three-year term with two one-year extension options
	Commitment Fee	50bps at close, additional 25bps upon each extension
	Rate	L+375bps coupon, 25bps LIBOR floor
	Amortization	$75 million per annum for years one to three, $85 million per annum for years four and five, as applicable
Collateral Support

First priority liens on existing borrowing base properties and additional properties totaling ~$166 million in projected 2021 NOI; properties outlined on the following page

Pledges of or guarantees from any properties with first priority liens / pledges / guarantees granted to the New Notes; properties to consist of unencumbered assets not listed on the following page

Pari passu guarantees on all other properties with guarantees granted to the New Notes up to an amount equal to the face value of the existing Credit Facility; properties include all other JV and mortgage entity properties

Covenants

Minimum debt yield of 10% from September 30, 2020 to September 30, 2021; 12% thereafter

Minimum capex/TI/redevelopment spend at the borrowing base properties; to be determined based on either a percentage of annual spend or a fixed dollar amount

Other non-financial covenants similar to current Credit Facility

Covenant holiday TBD following close of the transaction

	ECF Sweep	100% of all excess cash flow (to be defined) to pay down the Credit Facility balance
	Restricted Payments	Dividends and other payments to be restricted to the minimum amount required to maintain REIT status with dividends payable in stock where allowed
	Cash Consideration	Borrower shall make a principal payment at closing in the amount of $24 million applied to the Credit Facility
Waiver of Base Rate Interest and Default Interest

If Borrower complies with the closing conditions, the Lenders shall waive the ~$17 million in retroactive Base Rate interest having accrued from July 1, 2019 plus any and all Default Interest having accrued

	Principal Amount	$500 million
	Term	Eight-year term (June 2028 maturity)
	Rate	8.00% coupon
Collateral Support

First priority liens on, pledges of, or guarantees from properties totaling ~$76 million in projected 2021 NOI consisting of consisting of ~$47 million of first priority liens against certain unencumbered properties, ~$5 million of priority guarantees from certain unencumbered properties, ~$15 million of priority guarantee / equity pledges from certain unencumbered properties, and ~$9 million of first priority liens against certain unencumbered properties that may be released by the Board of Directors

Guarantees from any properties with first priority liens granted to the Credit Facility; properties outlined on the following page

Pari passu guarantees on all other properties with guarantees granted to the Credit Facility up to an amount equal to the face value of the New Notes; properties include all other JV and mortgage entity properties

	Cash Consideration	Up to $50 million cash payment made to creditors at close of the transaction
	Equity Consideration	90.0% of reorganized equity
	Equity Consideration	10.0% of reorganized equity Three series of warrants exercisable for 20.0% of reorganized equity

© 2020, Ducera Partners LLC / CONFIDENTIAL

Privileged & Confidential Draft

Attorney-Client Work Product / Subject to FRE 408 & Similar Provisions

Subject to Provisions in the Pre-Negotiation Agreement dated April 22, 2020

Preliminary Analysis – Subject to Material Revision

Not for Further Distribution

New Credit Facility Borrowing Base Properties

The properties below would support the Credit Facility through a first priority lien

($ in millions)

Properties Allocated to Credit Facility

                                                                                                    Attributable

Property List                                                                        NOI

Borrowing Base Collateral

Existing Borrowing Base                                                                         $122.8

Existing Borrowing Base Properties                                         $122.8

Additional Collateral

Alamance Crossing – West

Brookfield Square

Coolsprings Crossing

Frontier Square

Gunbarrel Point

Parkway Place

Pearland Town Center - HCA Office

Pearland Town Center – Residences

Shoppes @ St. Clair

Southaven Towne Center

Southaven Towne Center - Self Development

St. Clair Square

Sunrise Commons

Valley View Mall

WestGate Crossing

West Towne Crossing

Total Additional Collateral                                                     $43.7

Total NOI                                                                                             $166.4

© 2020, Ducera Partners LLC / CONFIDENTIAL

Privileged & Confidential Draft

Attorney-Client Work Product / Subject to FRE 408 & Similar Provisions

Subject to Provisions in the Pre-Negotiation Agreement dated April 22, 2020

Preliminary Analysis – Subject to Material Revision

Not for Further Distribution

Disclaimer

The information herein has been prepared exclusively for Recipients by Ducera Partners LLC ("Ducera"). The information contained herein is based on publicly available sources and materials provided by counsel and Ducera has not assumed any responsibility for independently verifying such information. No representation or warranty, express or implied, is or will be made, and no responsibility or liability is or will be accepted, by Ducera or by any of its officers, directors or agents as to or in relation to the accuracy or completeness of any information contained herein. In furnishing this information, Ducera undertakes no obligation to provide Recipients with access to additional information, to update any information contained herein, or to correct any inaccuracies herein. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Ducera.

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© 2020, Ducera Partners LLC / CONFIDENTIAL